Exhibit 5(a)

EATON CORPORATION

1000 Eaton Blvd.

Cleveland, Ohio 44122

The United States

August 1, 2024

Boards of Directors or Managers

of the Obligors (as defined below)

Ladies and Gentlemen:

As United States Counsel to the entities listed on Schedule A (the “U.S. Obligors”) and Schedule B hereto (the “Non-U.S. Obligors”, and, together with the U.S. Obligors, the “Obligors”), I am furnishing this opinion in connection with an automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed by Eaton Corporation plc with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time by Eaton Corporation plc, Eaton Corporation and Eaton Capital Unlimited Company, as applicable and as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of debt securities (the “Debt Securities”) and guarantees of debt securities (the “Guarantees”) by the Obligors, as applicable, and the offering from time to time by Eaton Corporation plc of (i) preference shares (the “Preference Shares”), (ii) ordinary shares (the “Ordinary Shares”), (iii) depositary shares (the “Depositary Shares”), (iv) warrants to purchase Debt Securities, Preference Shares or Ordinary Shares (the “Warrants”) and (v) units that include any combination of the foregoing (the “Units”). The Debt Securities, Guarantees, Preference Shares, Ordinary Shares, Depository Shares, Warrants and Units are collectively referred to as the “Securities”.

I have examined such corporate records of the Obligors and such other documents and certificates as I have deemed necessary as a basis for the opinion hereinafter expressed.

Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

1.            Each of the U.S. Obligors are duly incorporated or organized, validly existing and in good standing under the laws of its respective jurisdictions of incorporation or organization and have all necessary corporate power and authority to execute, deliver and perform its obligations under the Indenture and any Guarantees to which it is a party and to incur the obligations thereunder.

The opinion set forth above is subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Opinions” in the Prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do I thereby admit that I am an expert with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinion set forth in this letter is effective as of the date hereof, and I express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which I learn, subsequent to the date of this opinion.

Very truly yours,

/s/ Lizbeth L. Wright

Lizbeth L. Wright, Vice President and Assistant Secretary of Eaton Corporation

Schedule A
“US Obligors”

1.	Eaton Corporation, an Ohio corporation

2.	Eaton Aeroquip LLC, an Ohio limited liability company

3.	Eaton Aerospace LLC, a Delaware limited liability company

4.	Eaton Filtration LLC, a Delaware limited liability company

5.	Eaton Leasing Corporation, an Ohio corporation

6.	Wright Line LLC, a Delaware limited liability company

7.	Eaton Electric Holdings LLC, a Delaware limited liability company

8.	Cooper B-Line, Inc., a Delaware corporation

9.	Cooper Bussmann, LLC, a Delaware limited liability company

10.	Cooper Crouse-Hinds, LLC, a Delaware limited liability company

11.	Cooper Power Systems, LLC, a Delaware limited liability company

12.	Cooper Wiring Devices, Inc., a New York corporation

Schedule B
“Non-US Obligors”

1.	Eaton Corporation plc, an Irish public limited company

2.	Eaton Capital Unlimited Company, an Irish public unlimited company

3.	Cooper Industries Unlimited Company, an Irish private unlimited company

4.	Eaton Domhanda Unlimited Company, an Irish private unlimited company

5.	Eaton Technologies (Luxembourg) S.à r.l., a société à responsabilité limitée, under the laws of Luxembourg

6.	Eaton Controls (Luxembourg) S.à r.l., a société à responsabilité limitée under the laws of Luxembourg

7.	Turlock B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands